SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

        Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Ranger mailing envelope	Item 1

Ranger valuation letter, dated as of August 9, 2001	Item 2

Ranger advertisement published in the Wall Street Journal, dated as of August 9, 2001	Item 3

Revised content of http://www.rangergov.com	Item 4

Contents of Items 1-4

Ranger Governance, Ltd.
% Morrow & Co., Inc.
115 Amity Street
Jersey City, NJ 07304

FIRST CLASS MAIL U.S. POSTAGE PAID NEWARK, NJ PERMIT NO. 903

       é                                                é

PLEASE REMOVE THE PROXY CARD FROM
INSIDE POCKET BEFORE DESTROYING LARGE ENVELOPE

Attention Computer Associates Shareholders

Ranger Governance believes that the problems at
Computer Associates can be summed up in two lines:

Total return for CA shareholders from 3/31/96 to 3/31/01, Source: Bloomberg, 2001

Over the past 5 years, Computer Associates turned $100 of YOUR dollars into $86†
Ranger believes it has a better way for CA:

Corporate Governance

The CA Way In its April 16, 2001 issue, Business Week names CA’s Board one of the worst in America.
The Ranger Way
Ranger has nominated a slate of independent directors with proven records of performance in software companies and who have strong records of investment, regulatory and corporate governance experience.

Management

The CA Way
Business Week reported in its April 16, 2001 issue that the CA Board authorized the worst pay for performance in 2000:

“At the bottom of the performance heap, Charles B. Wang of Computer Associates International Inc. (CA) earned $698.2 million from 1998 through 2000 and produced a dismal shareholder return of -63%...”*

The Ranger Way
Ranger believes the best way to drive profitability and growth with Computer Associates’ diverse group of 1,200 products is to focus sales, marketing, development and service resources around four flexible business groups – each organized around a major segment of Computer Associates’ broad range of products.

Shareholder Value

The CA Way
Of the top ten companies included in the Standard and Poor’s Computer Software and Services Index, CA ranks last on price/cash flow and price/book ratios and next to last on price/revenue ratios as of June 30, 2001.

The Ranger Way
Ranger believes that market segment focus when combined with its plan to achieve incremental growth and an improved balance sheet could significantly improve these ratios and deliver greater shareholder value.

On August 29th, YOU will have the chance to decide the future of YOUR Company.
Vote the GREEN proxy card TODAY and support the Ranger plan which we believe will enhance CA’s credibility with investors,
customers and employees.

Ranger urges all shareholders to read its definitive proxy statement which contains important information. Ranger’s definitive proxy statement was filed with the Securities and Exchange Commission on July 27, 2001, and is available on Ranger’s website at www.rangergov.com.

†Total return for CA shareholders for the 5-year period ending 3/31/01, Source: Computer Associates Definitive Proxy Statement 7/18/01.

*Permission to use quotations neither sought nor obtained.

Integrity. Innovation. Accountability.

The full text of the Ranger Plan, as well as other documents relating to this solicitation, can be obtained at www.rangergov.com

CA shareholders have a unique opportunity to decide the future of their investment in CA.

ELECT THE RANGER NOMINEES

VOTE GREEN TODAY

Street-Name Holders

If you hold your Computer Associates shares with a brokerage firm or bank, only they can exercise voting rights with respect to your shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to vote the GREEN proxy card FOR the election of the Ranger Governance nominees. Please note, your bank or broker will keep your vote CONFIDENTIAL.

Computer Associates Employees

If you hold your shares in the Savings Harvest Plan or Employee Stock Purchase Plan, your vote is CONFIDENTIAL. You may direct the Plan Trustee to vote your shares by signing, dating and returning the GREEN instruction form provided by the Plan Trustee. Completed instructions must be received by the Savings Harvest Plan Trustee at the address set forth in the GREEN instruction form no later than the close of business on August 27, 2001 for your vote to be counted.

Even if you have sent a white proxy card to Computer Associates, you have every right to change your vote. You may revoke that proxy, and vote for the Ranger Governance slate by signing, dating and mailing the GREEN Proxy. If you have any questions on how to vote your shares, please call our proxy solicitor:

MORROW & CO., INC . at (800) 607-0088

Attention Computer Associates Shareholders

Why are these men still smiling?

Charles B. Wang Chairman	Sanjay Kumar President and CEO

Perhaps because they recently reported a $342 million loss as a “gain”:

On July 23, 2001, using Generally Accepted Accounting Principles (GAAP), CA reported a $342 million loss for Q1 2002.* However, using its own pro forma pro rata model, CA was able to report a $323 million gain.*

President Kumar called the quarterly result “spectacular.”**

Perhaps because they believe the current CA Board will continue to pay for non-performance:

As a result of two shareholder suits settled last year after an adverse ruling by the Delaware Chancery Court, Charles Wang, Sanjay Kumar and Russell Artzt had to give back 4.5 million of the 20.3 million shares granted to them by the CA board of directors. A few months prior to the settlement, Wang said he was not worried about losing in Delaware:

“‘ I know my directors, my comp committee,’ he said. ‘They’ll make me whole.”’

– The Package that Launched a Dozen Lawsuits, Business Week, 4.17.00†

Perhaps because they believe their customers have no choice but to buy from them:

“[I]n a survey by blue-chip user group The Infrastructure Forum (Tif)… users [were asked] how important they believed the 20 top vendors to be and how easy it was to do business with them. Rankings were based on issues such as customer support, maintenance, and contract terms and conditions. Bottom of the heap was CA ”

–  7 Days – User group shames inflexible vendors, Computing, 6.07.01†

The Ranger nominees believe that they can
enhance shareholder value at CA through
Integrity, Innovation and Accountability.

      CA shareholders have a unique opportunity to decide the future of their investment in CA.

Remember, unless the Ranger slate is elected on August 29, 2001, Ranger will not run a slate of nominees in 2002.

ELECT THE RANGER NOMINEES

VOTE GREEN TODAY

Even if you have sent a white proxy card to Computer Associates, you have every right to change your vote. You may revoke that proxy, and vote for the Ranger Governance slate by signing, dating and mailing the GREEN proxy.
If you have any questions on how to vote your shares, please call our proxy solicitor:

MORROW & CO., INC. at (800) 607-0088

Ranger urges all shareholders to read its definitive proxy statement which contains important information. Ranger’s definitive proxy statement was filed with the Securities and Exchange Commission on July 27, 2001, and is available on Ranger’s website at www.rangergov.com.

*CA Press Release 7.23.01
**CA Q1 02’ earnings teleconference, 7.23.01
† Permission to use quotations neither sought nor obtained

RangerGovernance

Information on Proxy Contest

CA: 33.80
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The Ranger Plan: A Better Way for CA

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